RPX NAMES ROBERT HEATH CHIEF FINANCIAL OFFICER;
COMPANY REAFFIRMS FOURTH QUARTER, FULL YEAR 2014 GUIDANCE

SAN FRANCISCO - December 8, 2014 - RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk management solutions, announced today that Robert Heath, currently the Company’s Senior Vice President, Corporate Development, will assume the role of Chief Financial Officer. Ned Segal, the Company’s current Chief Financial Officer, has resigned effective mid-January.
“Ned has helped lead the Company through a period of solid progress, and we appreciate his contribution and wish him the best,” said John A. Amster, Chief Executive Officer and Co-founder of RPX. “Bob Heath’s deep knowledge of the patent industry, leadership role in our syndicated transaction business, and significant financial experience, including as a chief financial officer, should result in a smooth transition.”
“Over the past four years, I am proud to have served as RPX’s advisor and underwriter and as its CFO. In the next role I have accepted, I look forward to being an RPX client,” said Ned Segal.
Since Heath joined RPX in 2011, he has played a leadership role in the Company’s development and in many of its most significant patent transactions, including the successful Kodak transaction.
“I am very pleased to have the opportunity to work more closely with Bob in his new role as CFO. Bob brings a unique combination of skills in patents, finance, and strategic planning to the role,” said Steven L. Fingerhood, Chairman of the RPX Audit Committee.
Prior to joining RPX, Heath served as Head of Strategy and Acquisitions for Technicolor, a leading supplier of technology and services to media companies, and as Chief Operating Officer and Chief Financial Officer at iBahn, an Internet service provider to the hospitality industry. Earlier in his career, Heath worked as an investment banker, focusing on technology and growth companies at Kidder Peabody, SG Warburg and Robertson Stephens.  Heath holds an MBA from the University of Chicago Booth School of Business and an AB from Harvard College.
Business Outlook
Separately the Company reiterated the fourth quarter and full year guidance it provided on October 28, 2014:

Subscription revenue[1]	$62.8 - $63.4 million
Fee-related revenue	$4.2 - $6.2 million
Total revenue	$67.0 - $69.6 million
Net income (non-GAAP)	$12.0 - $13.7 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	55.3 million

The Company provided the following business outlook for the full year 2014:

Subscription revenue[1]	$250.6 - $251.2 million
Fee-related revenue	$8 - $10 million
Total revenue	$258.6 - $261.2 million
Cost of revenue (non-GAAP)	$124.5 - $125.5 million
SG&A (non-GAAP)	$52.0 - $52.8 million
Net income (non-GAAP)	$52.0 - $53.7 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	55.0 million
Net acquisition spend	$135 million

The above outlook is forward-looking.  Actual results may differ materially.  Please refer to the information under the caption "Use of Non-GAAP Financial Information" below.
[1] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.

Use of Non-GAAP Financial Information
This news release dated December 8, 2014 contains non-GAAP financial measures. Tables are provided in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2014 that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP net income, and non-GAAP net income per share.
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management excludes from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes), the amortization of acquired intangible assets (other than patents) and related tax effects. Management uses these non-GAAP measures to evaluate the Company's financial results, and believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company's financial performance with that of other companies. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results, trends and performance. The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.
Forward-Looking Statements
This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the future financial performance of RPX, any statements regarding the Company's strategic and operational plans, and plans for change in the Company’s management personnel. The Company's actual results may differ materially from those predicted or implied in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to maintain an adequate rate of growth, the success of the Company's insurance business and other new initiatives, the Company's ability to attract new clients and retain existing clients, and the Company’s ability to implement a transition in its management team. Forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent annual report on Form 10-K and its quarterly reports on Form 10-Q on file and available at the SEC's website at www.sec.gov. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.
About RPX Corporation
RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence, insurance services, and advisory services.  Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation.  The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

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Media Contact:
Allan Whitescarver
RPX Corporation
+1.415.852.3171
media@rpxcorp.com

Investor Relations Contact:
JoAnn Horne
Market Street Partners
+1.415.445.3233
ir@rpxcorp.com